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                                                                       Exhibit A
                                                                       ---------

                  AGREEMENT  dated as of August 26,  1997 among EFI  Electronics
Corporation, Inc., a Delaware corporation (the "Company"), Hubbell Incorporated, a Connecticut corporation (the "Investor") and the stockholders listed on Exhibit A hereto (the "Stockholders").
                  WHEREAS, Investor desires to acquire from the Company, and the
Company  desires  to  sell  to  the  Investor,   Common  Stock  of  the  Company
representing at least 20% (the "20% Position") of the outstanding Common Stock of the Company giving effect to the issuance of shares to the Investor hereunder, upon the terms and subject to the conditions set forth in this agreement (the "Agreement"); and
                  WHEREAS  to  minimize  the risk to the  Investor  that its 20%
Position will be diluted by subsequent issuances of shares of Company Common Stock for employee stock options and similar issuances, the Company is issuing to Investor a warrant to purchase up to an additional 10% of the shares of Common Stock of the Company provided such warrant may be exercised only to offset the effect of such dilution.
                  NOW  THEREFORE,  in  consideration  of the  mutual  agreements contained herein, the parties hereby agree as follows:
                  1.  Upon  the  terms  and  subject  to the  conditions  of the
Agreement, the Company is hereby selling to the Investor and the Investor is hereby purchasing from the Company, 1,054,044 shares of its Common Stock (the "Investor Shares") at a price of $1.6867 per Common Share, for an aggregate purchase price of $1,777,856 (the "Purchase Price").


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                  2. The closing of this  transaction  (the "Closing") is  being held at the offices of Kimball, Parr, Waddoups, Brown & Gee, 185 South State Street, Salt Lake City, Utah 84147 on August 26, 1997. At the Closing:

                         (a) The  Company is  delivering  to the Investor one or
more certificates for the Investor Shares, registered in the name of the Investor and bearing the legend set forth on Schedule 2(a) hereto; and

                         (b) The  Investor is  delivering  to  the  Company  the
Purchase Price at its option by certified or official bank check or by wire transfer to an account of the Company as previously designated by it.

                         (c) The  Company  is  delivering  to the  Investor  the
Company's warrant expiring five years after the date hereof to purchase up to 527,022 shares of the Company's Common Stock (such number of shares being equal to 10% of the Company's outstanding Common Stock after giving effect to the issuance of the Investor Shares) at $1.6867 per share (the "Warrant") such Warrant to be exercisable by Investor only to the extent necessary to offset dilution of the Investor's 20% Position as a result of other issuances of shares of Common Stock by the Company. The shares of Common Stock issued to Investor pursuant to the Warrant shall be referred to herein as the Warrant Shares. The Warrant shall have the terms and condition set forth in Exhibit B.

3. The Company represents and warrants to the Investor as follows:

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                         (a) The  Company is duly organized and validly existing
under the laws of the state of Delaware and has the requisite power and authority to enter into and perform this Agreement.

                         (b) The   board  of   directors  of  the   Company  has
authorized the execution and delivery of this Agreement by the Company and has approved the consummation of the transaction contemplated hereby. No approval of the shareholders of the Company is required under the laws of Delaware or the requirements of NASDAQ.

                         (c) The Company is duly authorized to execute,  deliver
and perform this Agreement and the Warrant; this Agreement and the Warrant have each been duly executed and delivered by it; and each of this Agreement and the Warrant is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                         (d) The  authorized   capital  stock  of  the   Company
consists of 20,000,000 shares of Common Stock, par value $.0001 per share (the "Common Stock"). As of the date hereof, 4,216,174 shares of Common Stock are issued and outstanding, and 700,000 shares of Common Stock are reserved for issuance upon exercise of stock options. All outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Investor Shares, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable and will constitute at least 20% of the outstanding shares of the

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Common Stock Company giving effect to the issuance of the Investor Shares.

                         (e) The Company has delivered to the Investor (i) the
annual report on Form 10-K for its fiscal year ended March 31, 1997 (the "Company 10-K"), (ii) its proxy statement dated June 19, 1997, and (iii) all of its other reports and statements filed with the Securities and Exchange Commission since March 31, 1995 (collectively, the "SEC Filings"). As of its filing date, each such SEC Filing did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the SEC Filings fairly present, in conformity with generally accepted accounting principles applied on a consistent basis, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated statements of operations and of cash flows for the periods then ended (subject to normal year end adjustments in the case of any unaudited interim financial statements).

                         (f) Except  for the  individuals or  entities  who  are
listed on Schedule 3(e) hereto, no person or entity owns of record, or to the knowledge of the Company has beneficial ownership of, or has the right to acquire, in excess of 5% of the Company's currently outstanding shares of Common Stock.

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                  4. The Investor represents and warrants to the Company that it is duly authorized to execute, deliver and perform this Agreement; this Agreement has been duly executed and delivered by it; and this Agreement is a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms. The Investor is acquiring the Investor Shares for investment purposes only for its own account and not with a view to the offer, sale or distribution thereof, except for distributions which will be registered pursuant to the Securities Act of 1933 or exempt from registration thereunder. The Investor has had access to information pertaining to the Company and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Company, and is capable of bearing the economic risks of such investment.

                  5. The Company agrees that it will (a) invest no less than an amount equal to the proceeds of the sale of the Investor Shares to fund operating requirements of the business, including, but not limited to, working capital requirements and fixed capital investments and (b) shall not make any payments in respect of existing indebtedness (other than the Credit and Security Agreement with Norwest Business Credit, Inc.) of the Company prior to any required payment date with respect thereto; provided, however, that the Company may refinance any existing indebtedness on more favorable terms.

                  6. The Company will promptly cause Mr. James H. Biggart of the Investor (the "Investor Director"), to be

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appointed to the  Company's  Board of Directors  (the  "Board") as an additional member of the Board which will then be comprised of 5 directors including the Investor Director. An individual (who shall be a senior officer of the Investor or of one of its subsidiaries) proposed by the Investor as a successor to the Investor Director shall be appointed to fill any vacancy of the Investor Director. Subject to this Agreement, the Company will re-nominate the Investor Director to stand for election at the 1998 Annual Meeting of Shareholders or earlier annual meeting if required by the By-Laws of the Company and Delaware law and at all subsequent annual meetings provided that Investor holds in excess of 10% of the outstanding shares of Common Stock of the Company. During the period the Company is required to re-nominate the Investor Director, it shall not permit the Board to consist of more than five directors. From the date hereof until the appointment of the Investor Director to the Board, the Investor shall receive prior notice of, and shall have the opportunity to have the Investor Director observe all meetings, whether in person or by telephone, or other proceedings (including any consent solicitations) of the Board. The Investor shall be entitled to receive copies of all agendas and minutes prepared with respect to any such meetings and all other documents and materials distributed to any Board members. In the event that the Investor beneficially owns less than 5% of the outstanding shares of Common Stock, the Company may at such time request the Investor Director to resign from the Board, and within five days following such request, the Investor Director

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shall resign from the Board,  provided,  however;  if the failure to meet the 5%
Condition is not caused by the sale, transfer or disposition of shares of Common Stock by the Investor, then the Investor shall, for a thirty day period after receiving notice from the Company that such 5% Condition has not been met, have
the  right  to  acquire,   in  the  open  market  or  in  privately   negotiated
transactions, additional shares of Common Stock in order to satisfy the 5% Condition.

                  7. For the purposes of Sections 7 and 8 hereof the term Applicable Investor Position shall mean the percentage of the outstanding capital stock of the Company owned by Investor immediately prior to an issuance by the Company or a transfer by the Stockholders. For so long as the Investor beneficially owns at least 10% of the Common Stock, if the Company issues any additional stock of the Company, or securities of the Company convertible into, or exercisable or exchangeable for, such stock or representing rights to acquire such stock effected in a private placement or privately negotiated transaction for the purpose of raising capital (exclusive of shares issued pursuant to director or employee benefit plans or in connection with acquisitions or other reorganizations) and, as a result thereof any person would own in excess of 10% of the stock of the Company, then the Company shall offer to issue to Investor, on 30 days notice and the same terms and conditions, such number of securities of the Company as will permit Investor to maintain the Applicable Investor Position, or, if the percentage interest of such person would be higher than the Applicable Investor

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Position, the percentage interest which would be attained by such person.

                  8. For so long as the Investor beneficially owns at least 10% of the Common Stock, each of the Stockholders agrees that Investor shall have a right of first refusal on any or all shares of Common Stock proposed to be sold or transferred by Stockholders or their estates. A Stockholder desiring to sell or transfer shares of Common Stock of the Company ("Stockholder Shares") shall first give written notice to Investor specifying the terms (the "Terms Notice") relating to the proposed sale of the Stockholder Shares. Investor shall have five business days after receipt of such notice to advise the Stockholder so desiring to sell or transfer such shares that Investor agrees to purchase the Stockholder Shares on the terms specified in the Terms Notice. In the event that any of the consideration specified in the Terms Notice consists of non-cash consideration, the Investor may pay, in lieu of such non-cash consideration an amount in cash equal to the fair market value of such non-cash consideration. The closing of the purchase by the Investor of the Stockholder Shares shall take place at the office of Investor on the later of (a) 30 days after Investor's notice to the Stockholder or (b) ten days after obtaining any required regulatory consents to such purchase. The provisions of this Section 8 shall not prohibit a Stockholder (a) from transferring shares of Common Stock without consideration for estate planning purposes, provided that any such transferee agrees in writing to be bound by the provisions of this Section 8 with respect to

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subsequent  transfers  or (b) from  selling in open market  transactions  not in excess of 100,000 shares of Company Common Stock in any 90 day period.

                  9. (a) During the Restricted Period (as hereafter defined) without the Company's prior written consent, the Investor agrees not to: (i) directly or indirectly acquire through open market purchases shares which, when added to the shares held by Investor, would exceed 22 percent (22%) of the outstanding shares of Common Stock of the Company; (ii) make, or in any way participate, directly or indirectly, in any "solicitation" (as such term is used in the proxy rules of the Securities and Exchange Commission as in effect on the date hereof) of proxies or consents; (iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to the Common Stock, other than groups consisting solely of the Investor and its affiliates; or (iv) deposit any shares of Common Stock in any voting trust or subject the shares of Common Stock to any arrangement or agreement with respect to the voting of any shares of Common Stock except as set forth hereunder.

                         (b) The "Restricted  Period" shall  be the period  from
the date hereof until the third anniversary of the date hereof.

                         (c) In the event that the  Investor shall transfer  any
of the shares of Common Stock to any person or entity which is affiliated with the Investor (an "Affiliate"), such Affiliate shall be bound by all of the provisions of this Section 10.

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Prior to such a transfer  by the  Investor,  the  Affiliate  shall  execute  and deliver to the Company a valid and binding agreement reasonably satisfactory to the Company to the effect that the Affiliate is bound by this Section 9.

                         (d) During the  Restricted Period, the  Investor agrees
to give the Company prompt written notice following any sale or other transfer of any shares of Common Stock, whether to an Affiliate or otherwise.

                         (e) The restrictions contained in this  Section 9 shall
terminate in the event that any person acquires in open market purchases more than 10% of the outstanding stock of the Company or commences a tender or exchange offer to acquire more than 10% of the stock of the Company.

                  10. At any time following the one year anniversary of this Agreement on the Investor's request, the Company shall file a registration statement (the "Registration Statement") to permit an offering of some or all of the Investor Shares or Warrant Shares (collectively the "Registrable Shares") or at the request of the Investor include the Registrable Shares in a registration statement being filed by the Company. The provisions applicable to such registration are contained in Exhibit C to this Agreement.

                  11. All notices or other communications hereunder shall be in writing and shall be given by registered or certified mail (postage prepaid and return receipt requested), by an overnight courier service which obtains a receipt to evidence delivery, or by telex or facsimile transmission (provided that

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written or electronic  confirmation  of receipt is provided),  addressed as  set forth below:

         if to Company, to:                 EFI Electronics Corporation
                                            2415 South 2300 West
                                            Salt Lake City, Utah 84119

                                            Attn:  Richard D. Clasen

         with a copy to:                    Richard Brown, Esq.
                                            Kimball, Parr, Waddoups,
                                                 Brown & Gee
                                            185 South State Street
                                            Post Office Box 11019
                                            Salt Lake City, Utah 84147-0019

         if to the Investor to:             Hubbell Incorporated
                                            584 Derby Milford Road
                                            P.O. Box 549
                                            Orange, Connecticut 06477-4024

                                            Attn:  Richard W. Davies
                                                   Vice President, General
                                                   Counsel and Secretary

         with a copy to:                    Joel S. Hoffman, Esq.
                                            Simpson Thacher & Bartlett
                                            425 Lexington Avenue
                                            New York, New York 10017

         if to the Stockholders
         to:                                Gaylord K. Swim
                                            68 West 620 South
                                            Orem, UT  84058

                                            Richard D. Clasen
                                            2073 Mahre Drive
                                            Park City, UT  84098-8510

or such other address as any party may designate to the other in accordance with the aforesaid procedure.

                  12. Any provision of this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party

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in exercising any right, power or privilege  hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  13. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto except that Investor may transfer its rights but not its obligations to an Affiliate.

                  14. This Agreement shall be governed by and construed in accordance with the law of the State of Connecticut.

                  15. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  16. The representations and warranties of the parties hereto contained in this Agreement and in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing.

                  17. Except for any filings by either party made pursuant to the Securities Exchange Act of 1934, the Company and

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the  Investor  shall agree on the form and  content of any public  announcements which shall be made concerning this Agreement or the transactions contemplated hereby, and neither the Company nor the Investor shall make any such public announcement without the consent of the other; provided that if, in the reasonable opinion of its counsel, a party is required to make any such disclosure by law, then such party shall, to the extent practicable, prior to making such disclosure, consult with the other party and provide it with a copy of any proposed written disclosure (or discuss with representatives of such other party in full detail the substance of any proposed oral disclosure) and use its best efforts to amend such written or oral disclosure as such other party may reasonably request.

                  18. This  Agreement and the exhibits  hereto  constitutes  the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. All schedules and exhibits hereto constitute part of this Agreement and are expressly incorporated herein.
                  19. Each of the parties hereto agrees that any material breach by it of any provision of this Agreement would irreparably injure the other party and that money damages would be an inadequate remedy therefor. Accordingly, each of the parties hereto agrees that the other party shall be entitled to

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one or  more  injunctions  enjoining  any  such  breach  or  requiring  specific performance of this Agreement and consents to the entry thereof, this being in addition to any other remedy to which the non-breaching party is entitled at law or in equity.

                  20. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, inoperative or unenforceable, it shall be construed, to the greatest extent permissible, in a manner which shall render it valid and enforceable, and any limitation on the scope or duration of any such revision necessary to make it valid and enforceable shall be deemed to be a part thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Investment Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
                                                    EFI ELECTRONICS CORPORATION

                                                    By: ------------------------


                                                    HUBBELL INCORPORATED



                                                    By: ------------------------


                                                    STOCKHOLDERS


                                                   By: -------------------------

                                                       -------------------------

                                                       -------------------------

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                                                       PAGE   21  OF   36 PAGES
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                                    EXHIBIT A

                             SPECIFIED STOCKHOLDERS



                    Richard D. Clasen (Including any beneficial
                                       ownership thereof).

                    Gaylord K. Swim (Including any beneficial
                                     ownership thereof).

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                                                        PAGE   22 OF   36 PAGES
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                                    EXHIBIT B
                                     WARRANT

                  WARRANT AGREEMENT, dated August 26, 1997 by and between EFI Electronics Corporation, Inc., a Delaware corporation (the ("Corporation"), and Hubbell Incorporated, a Connecticut corporation (the "Warrant Holder").

                  WHEREAS, the Corporation and the Warrant Holder have entered into a Stock Purchase Agreement, dated August 26, 1997, (the "Acquisition Agreement") which provides, among other things, for the Corporation to issue to the Warrant Holder the Warrants provided for herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and in the Acquisition Agreement, the parties hereto agree as follows:

                  Section 1. Definitions. The terms defined in this Section, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings herein specified.

                  "Acquisition   Agreement"   shall  mean  the  Stock   Purchase
         Agreement,   dated August 26, 1997,  between  the  Corporation and  the
         Warrant Holder.

                  "Agreement" shall mean this Warrant Agreement.

                  "Closing" shall have the meaning ascribed to it in Section 3A.

                  "Closing  Date" shall  have  the  meaning  ascribed to  it  in
         Section 3A.

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                  "Common Stock" shall mean the Corporation's  authorized Common
         Stock, as constituted on the date hereof, and any stock into which such stock may thereafter be changed.

                  "Corporation" shall mean EFI Electronics Corporation,  Inc., a
         Delaware   corporation,   and  any  successor  corporation  by  merger,
         consolidation or otherwise.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Warrant Exercise Price", at any date herein specified, shall mean $1.6867 per share of Common Stock to be paid by the Warrant Holder upon the issuance of each Common Share pursuant to the exercise of the Warrant, subject to the adjustments to the Warrant Exercise Price described herein.

                  Warrant Holder shall mean Hubbell Incorporated any successor corporation to any of the foregoing by merger or consolidation or otherwise.

                  Section 2. Issuance of Warrants. The Corporation hereby issues to the Warrant Holder Warrants to acquire up to 527,022 shares of Common Stock at a price per share equal to the Warrant Exercise Price.

                  Section 3.  Exercise of Warrants.

                  A. Manner of Exercise. The Warrants shall be exercisable from time to time during the five-year period from the date hereof only for such number of shares of Common Stock as may be necessary for the Warrant Holder to maintain ownership of

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                                                        PAGE   24 OF   36 PAGES
                                                     ---------------------------

20% of the Company's Common Stock in the event of other issuances of Common Stock by the Company. In the event that the Warrant Holder wishes to exercise any of the Warrants, the Warrant Holder shall give a written notice to the Corporation of its intention to exercise Warrants, specifying the number of shares of Common Stock to be purchased and the date of the closing of such purchase (the "Closing Date" or the "Closing"); provided, that, the Closing Date shall not be less than five nor more than ten business days after the date on which such notice is delivered. At any Closing, (i) the Warrant Holder shall pay the aggregate Warrant Exercise Price for shares of Common Stock to be issued pursuant to the exercise of the Warrants by delivery to the Corporation of the amount of the Warrant Exercise Price times the number of shares to be purchased and (ii) the Corporation will deliver to the Warrant Holder a certificate or certificates representing the shares so purchased in the denominations designated by the Warrant Holder in its notice of exercise.

                  B. Payment of Taxes, etc. All shares of Common Stock issuable upon the exercise of the Warrants shall be validly issued, fully paid and non-assessable and the Corporation shall pay all expenses in connection with, and all taxes (other than taxes based upon the income of the Warrant Holder) and other governmental charges that may be imposed in respect of, the issue or delivery thereof. The Corporation shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any stock certificate

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                                                     ---------------------------

in any name other than that of the Warrant Holder, and in such case the Corporation shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Corporation's satisfaction that no such tax or other charge is due.

                  C. Fractional Shares. The Corporation shall not be required to issue a fractional share of stock upon any exercise of the Warrants. As to any final fraction of a share which the holder of the Warrants would otherwise be entitled to purchase upon such exercise, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the average of the closing bid and asked prices per share of Common Stock on the business day which next precedes the day of exercise.

                  Section 4. Adjustment of Warrant Exercise Price and Number of Shares. In case the Corporation shall at any time after the date of this Agreement (i) declare a dividend or distribution on the Common Stock payable in shares of Common Stock, (ii) subdivide or reclassify the outstanding Common Stock into a greater number of shares, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock or other securities by reclassification of the Common Stock, the Warrant Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification, and the number and kind of

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shares of Common Stock issuable on such date shall be  proportionately  adjusted so that the Warrant Holder shall be entitled to receive the aggregate number and kind of shares of Common Stock which, if the Warrants had been exercised immediately prior to such date, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  Section 5. Notices to the Warrant Holder. Whenever the number of shares of Common Stock and the Warrant Exercise Price, shall be adjusted pursuant to Section 4, the Corporation shall forthwith deliver to the Warrant Holder a certificate signed by the Chief Financial Officer of the Corporation setting forth, in reasonable detail, the event requiring the adjustment, its calculation of the adjustment and specifying the number of shares of Common Stock issuable hereunder and any change in the Warrant Exercise Price thereof, after giving effect to such adjustment or change.

                  Section 6. Reservation of Common Stock; Registration with or Approval of Any Governmental Authority. The Corporation shall at all times reserve and keep available for issue upon the exercise of these Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of these Warrants. All shares of Common Stock which shall be so issuable shall, when issued upon exercise

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                                                     ---------------------------

of these Warrants, be duly and validly issued and fully paid and non-assessable.

                  If any shares of Common Stock required to be reserved for issue upon exercise of this Option require registration with any governmental authority under any Federal or State law before such shares may be so issued, the Corporation will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered; provided that the Warrant Holder shall take such steps, including making such representations, as may be required of the Warrant Holder in order to cause such shares to be duly registered; provided however, that nothing herein shall require the Corporation to comply with the registration requirements of Section 5 of the Securities Act.

                  Section 7. Carrying Out of Agreement. The Corporation will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all of the provisions of this Agreement.

                  Section 8. Notices. All notices and other communications given or made pursuant hereto shall be given in the manner set forth in Section 11 of the Acquisition Agreement.

                  Section 9. Limitation of Liability. No provisions hereof, in the absence of affirmative action by the Warrant Holder to purchase shares of Common Stock, and no mere

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enumeration  herein of the rights or privileges of the Warrant Holder hereunder, shall give rise to any liability of the Warrant Holder for the Warrant Exercise Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation. This Agreement shall not entitle the Warrant Holder to any of the rights of a Shareholder of the Corporation.

                  Section 10. Assignment. These Warrants and the Warrant Holder's rights hereunder may be transferred by the Warrant Holder, in whole or in part to a subsidiary of the Warrant Holder. The obligations of the Corporation hereunder shall not be assignable and any such purported assignment shall be void.

                  Section 11. Governing Law. These Warrants shall be governed by and construed in accordance with the laws of the State of Connecticut.

                  Section 12. Amendment. Any term of the Warrant Agreement may be amended with the written consent of the Corporation and the Warrant Holder hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed by their officers thereunto duly authorized.

                                             EFI ELECTRONICS CORPORATION, INC.

                                             By -------------------------

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                                                     ---------------------------



                                             HUBBELL INCORPORATED

                                             By -------------------------



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                                    EXHIBIT C
                               REGISTRATION RIGHTS

                  The   following   provisions   will  apply  to  the  Company's
obligation under Section 10 of the Agreement.

                  (a) At any time following the one year anniversary of this Agreement on the Investor's request, the Company will file up to two registration statements (the "Registration Statements") to permit an offering of some or all of the Registrable Shares provided that number of shares requested to be included in each such Registration Statement represent at least 5% of the Company's outstanding shares of Common Stock. All costs of preparing and filing the Registration Statement shall be paid by the Company. In addition, the Company shall pay all other costs in connection with such registration, including but not limited to, any printing and distribution costs, fees and expenses of compliance with securities and blue sky laws, and legal and accounting fees and expenses for the Company. The Company shall not be obligated to pay any underwriting fees, discounts or commissions attributable to the sale of some or all of the Investor Shares or any expenses incurred by the Investor in connection with the sale of some or all of the Investor Shares. The Company shall not be obligated to effect more than one such registration in any 12-month period, it being understood that registration will not count for these purposes until it has become effective. Unless the Investor shall consent in writing, no other party, including the Company, shall be permitted to offer securities under such registration.

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                  (b) If the Company at any time  proposes to file on its behalf and/or on behalf of any of its security holders a Registration Statement (other than a Registration Statement filed pursuant to paragraph (a) of this Exhibit C) under the Securities Act on Form S-1, S-2 or S-3 (or on any other form for the general registration of securities to be sold for cash that would permit the registration of Registrable Shares), it will each such time give written notice to the Investor at least 30 days before the filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered. The notice shall offer to include in such filing such amount of Registrable Shares as the Investor may request but not less than 1% of the Company's outstanding shares of Common Stock. If the Investor wishes to have Registrable Shares registered pursuant to this paragraph (b), it shall advise the Company in writing within 20 days after the date of receipt of such offer from the Company, setting forth the amount of Registrable Shares for which registration is requested. If the managing underwriter of a proposed offering of securities by the Company shall advise the Company in writing that, in the reasonable opinion of the managing underwriter, the distribution of the Registrable Shares requested by the Investor to be included in the Registration Statement concurrently with securities being registered for sale by the Company would materially adversely affect the distribution of such securities by the Company, then the Company shall so advise the Investor and

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                                                     ---------------------------

the number of Registrable Shares that are entitled to be included in the registration and underwriting shall be allocated first to the Company. Any Registrable Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration. Except as otherwise provided in paragraph (a) of this Exhibit C, all expenses of any such registration shall be borne by the Company. Any obligation of the Company to effect a registration pursuant to this paragraph (b) shall be conditioned upon the Investor entering into an underwriting agreement with the Company and the managing underwriters of the registered offering of the type described in clause (iv) of paragraph (c) of this Exhibit C.

                  (c)  Whenever  the Company is required  by the  provisions  of
Section 10 of the Agreement to effect the registration of the Registrable Shares, the Company will, as promptly as practicable:

                         (i) prepare and promptly file  with  the  Commission  a
Registration Statement with respect to the Registrable Shares, and prepare and file with the Commission such amendments to the Registration Statement and the prospectus used in connection therewith as may be required prior to effectiveness and thereafter to keep the Registration Statement effective for a period of not less than 120 days or such shorter period which will terminate when all shares covered by such Registration Statement have been sold;

                         (ii) use its best  efforts to  register or  qualify the
Registrable  Shares  under  such  state  securities  or  blue  sky

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laws or such  jurisdictions as shall be reasonably  appropriate for distribution of the Registrable Shares;

                         (iii) advise  the  Investor,  promptly  after it  shall
receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any state securities commission or agency suspending the effectiveness of such Registration Statement or the initiation of or threatening of any proceeding for that purpose, and use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                         (iv)  together  with  the  Investor,  enter  into  such
agreements (including customary underwriting agreements and indemnification agreements) and deliver such documents and certificates as each party or the underwriter may reasonably request;

                         (v) furnish  to  the  Investor,  prior  to  filing  the
Registration Statement, if requested, copies of such Registration Statement as proposed to be filed, and thereafter furnish to the Investor such number of copies of such Registration Statement and each amendment thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Shares;

                         (vi)  use  its   best   efforts   to   cause  all  such
Registrable  Shares to be listed on each  securities  exchange  or

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inter-dealer  quotation system on which similar securities issued by the Company
are  then  listed,   provided  that  the  applicable  listing  requirements  are satisfied; and

                         (vii) use  its best  efforts to  obtain a cold  comfort
letter from the Company's independent public accountant's and an opinion of outside counsel to the Company, each in customary form and covering such matters of the type customarily covered by cold comfort letters or opinions of counsel.

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                                  SCHEDULE 2(a)
                            STOCK CERTIFICATE LEGENDS

(Restricted Shares)
-------------------
The shares represented by this certificate have been acquired for investment purposes only and have not been registered under the Securities Act of 1933, as amended, or registered or qualified under any applicable state securities laws. Such shares may not be sold, assigned or otherwise transferred unless so registered and qualified or unless, in the opinion of counsel to the owner hereof named on this certificate, which opinion is reasonably acceptable to the Corporation, an exemption from registration and any such qualification is available.

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                                  SCHEDULE 3(e)
                              5% BENEFICIAL OWNERS

                  The information set forth on page 8 of the Company's Proxy Statement dated June 19, 1997, under the caption "Ownership of Company Stock," regarding each shareholder known by the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, is incorporated herein by reference.